Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The certification set forth below is being submitted in connection with the Annual Report of CVS Health Corporation (the “Company”) on Form 10-K for the period ended December 31, 2016 (the “Report”), for the purpose of complying with Rule 13(a)-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
I, David M. Denton, Executive Vice President and Chief Financial Officer of the Company, certify that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

February 9, 2017	/S/ DAVID M. DENTON
David M. Denton
Executive Vice President and Chief Financial Officer